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                                                                    Exhibit 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                        9.50% Series A Capital Securities
                (Liquidation Amount $1,000 per Capital Security)

                                       OF

                               USA CAPITAL TRUST I
                Unconditionally Guaranteed By USABancShares, Inc.

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the expiration date (as identified in the Prospectus referred to below), (ii) certificates for the Trust's (as defined below) 9.50% Series A Capital Securities (the "Series A Capital Securities") are not immediately available or (iii) Series A Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Series A Capital Securities" in the Prospectus.

         The Exchange Agent for the Exchange Offer is:  Wilmington Trust Company


    By Registered or Certified Mail               By Hand or Overnight Delivery
    -------------------------------               -----------------------------

    Wilmington Trust Company                      Wilmington Trust Company
    Rodney Square North                           Rodney Square North
    1100 North Market Street                      1100 North Market Street
    Wilmington, DE  19890-0001                    Wilmington, DE  19890-0001
    Attn:  Kristin Long, Corporate                Attn:  Kristin Long, Corporate
           Trust Operations                              Trust Operations


                  Confirm by telephone or for information call:
                                 (302) 651-1562

              Facsimile Transmission (Eligible Institutions Only):
                                 (302) 651-1079

         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.




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Ladies and Gentlemen:

         The undersigned hereby tenders to USA Capital Trust I, a trust created under the laws of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated May 13, 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Series A Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Series A Capital Securities."

Aggregate Liquidation Amount Tendered:       Name(s) of Registered Holder(s):


---------------------------------            ---------------------------------

Certificate No(s). (if available):           Address(es):

---------------------------------            ---------------------------------
                                             ---------------------------------

                                             Area Code and Telephone Number(s):

                                             ---------------------------------

If Series A Capital Securities will be tendered by book-entry transfer, provide the following information:


DTC Account Number:

---------------------------------            ---------------------------------
                                             Signature(s):

Date:

---------------------------------





               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED








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                                    GUARANTEE

                    (Not to be used for signature guarantee)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Series A Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Series A Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Series A Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

---------------------------------              ---------------------------------
                                               (Authorized Signature)
Address:

                                               Title:
---------------------------------                    ---------------------------

---------------------------------
                       (Zip Code)

                                               Name:
                                                    ----------------------------
                                                        (Please type or print)
Area Code and Telephone Number:

                                               Date:
---------------------------------                   ----------------------------

NOTE: DO NOT SEND SERIES A CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF SERIES A CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.